Exhibit 10.3

RESTRICTED STOCK AGREEMENT FOR EMPLOYEES

AND CONSULTANTS

HERCULES OFFSHORE

2004 LONG-TERM INCENTIVE PLAN

This Restricted Stock Agreement (the “Agreement”) is made and entered into by and between Hercules Offshore, Inc., a Delaware corporation (the “Company”), and Participant Name (the “Participant”) as of Grant Date, (the “Date of Grant”).

W I T N E S S E T H

WHEREAS, the Company has adopted the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”) to strengthen the ability of the Company to attract, motivate and retain Employees, Outside Directors and Consultants who possess superior capabilities and to encourage such persons to have a proprietary interest in the Company; and

WHEREAS, the Compensation Committee of the Board of Directors of Hercules Offshore, Inc. believes that the grant of Restricted Stock to the Participant as described herein is consistent with the stated purposes for which the Plan was adopted; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:

1. Restricted Stock. In order to encourage the Participant’s contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, an Award of «Rest_Stk» shares of Common Stock, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Stock”).

2. Restrictions on Transfer Before Vesting.

(a)	The Restricted Stock will be transferred of record to the Participant and a certificate or certificates representing said Restricted Stock will be issued in the name of the Participant immediately upon the execution of this Agreement. Each of such Restricted Stock certificates will bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions as permitted under Section 6(c) of the Plan. The Company may either deliver such Restricted Stock certificate(s) to the Participant, retain custody of such Restricted Stock certificate(s) prior to vesting (the “Restriction Period”) or require the Participant to enter into an escrow arrangement under which such Restricted Stock certificate(s) will be held by an escrow agent. The delivery of any shares of Restricted Stock pursuant to this Agreement is subject to the provisions of Paragraph 8 below.

(b)	Absent prior written consent of the Committee, the shares of Restricted Stock granted hereunder to the Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, from the Date of Grant until said shares shall have become vested in the Participant over the three-year period following the Date of Grant in accordance with the following table, or as otherwise provided in Paragraph 3:

Date	Aggregate Percentage of Shares of Restricted Stock Granted herein which are Vested
First Anniversary of Grant Date	33 1/3%
Second Anniversary of Grant Date	66 2/3%
Third Anniversary of Grant Date	100%

(c)	Consistent with the foregoing, except as contemplated by Paragraph 5, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or his Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, other than as contemplated by Paragraph 5, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

3. Effect of Termination of Employment or Services.

(a)	The Restricted Stock granted pursuant to this Agreement shall vest in accordance with the vesting schedule reflected in Paragraph 2(b) above, as long as the Participant remains employed by or continues to provide services to the Company or a Subsidiary. If, however, either:

(i)	the Company and its Subsidiaries terminate the Participant’s employment (or if the Participant is not an Employee, determine that the Participant’s services are no longer needed), or

(ii)	the Participant terminates employment (or if the Participant is not an Employee, ceases to perform services for the Company and its Subsidiaries),

for reasons other than the Participant’s death or Disability (as defined in Paragraph 3(b) below), then the shares of Restricted Stock that have not previously vested in accordance with the vesting schedule reflected in Paragraph 2(b) above, as of the date of such termination of employment (or cessation of services, as applicable), shall be forfeited by the Participant to the Company.

(b)

If the Participant’s employment is terminated (whether by the Company and its Subsidiaries or by the Participant) (or if the Participant is not an Employee, ceases to perform services for the Company and its Subsidiaries) due to the Participant’s (i) death or (ii) Disability, then the shares of Restricted Stock that have not previously vested in accordance with the vesting schedule reflected in Paragraph 2(b) above, as of the date of such termination of employment (or cessation of services, as applicable), shall vest. For purposes of this Paragraph 3, “Disability” means (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three (3) months under the Company’s accident and health plan.

(c)	Notwithstanding Paragraph 3(a) above, upon the cessation of the Participant’s employment or services (whether voluntary or involuntary) for reasons other than Participant’s death or Disability, the Committee may, in its sole and absolute discretion, elect to accelerate the vesting of some or all of the unvested shares of Restricted Stock.

(d)	Change of Control. Notwithstanding Paragraph 3(a) above, the Restricted Stock granted pursuant to this Agreement shall vest upon the occurrence of a Change of Control as defined in Appendix A attached hereto, provided that the Participant is employed by or continues to provide services to the Company or a Subsidiary at the effective time of such Change of Control.

4. Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to:

(a)	give the Participant any right to be awarded any further restricted stock or any other Award in the future, even if restricted stock or other Awards are granted on a regular or repeated basis, as grants of restricted stock and other Awards are completely voluntary and made solely in the discretion of the Committee;

(b)	give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or

(c)	confer upon the Participant the right to continue in the employment or service of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time or for any reason.

5. Prerequisites to Benefits. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.

6. Rights as a Stockholder. Subject to the limitations and restrictions contained herein, the Participant (or Beneficiary) shall have all rights as a stockholder with respect to the shares of Restricted Stock, including the right to vote and receive dividends; provided, however, that any dividends attributable to shares of Restricted Stock that have not otherwise vested shall be subject to the same restrictions as the shares of Restricted Stock to which they related until such restrictions lapse and shall be paid within 60 days following vesting of the Restricted Stock.

7. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

8. Securities Act. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable federal or state securities laws or regulations. The Committee may require that the Participant, prior to the issuance of any such shares, sign and deliver to the Company a written statement, which shall be in a form and contain content acceptable to the Committee, in its sole discretion (“Investment Letter”):

(a)	stating that the Participant is acquiring the shares for investment and not with a view to the sale or distribution thereof;

(b)	stating that the Participant will not sell any shares of Common Stock that the Participant may then own or thereafter acquire except either:

(i)	through a broker on a national securities exchange or

(ii)	with the prior written approval of the Company; and

(c)	containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.

9. Federal and State Taxes.

(a)	Any amount of Common Stock that is payable or transferable to the Participant hereunder may be subject to the payment of or reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state or local tax withholding requirement. When the Company is required to withhold any amount or amounts under the applicable provisions of the Code, the Company shall withhold from the Common Stock to be issued to the Participant a number of shares necessary to satisfy the Company’s withholding obligations. The number of shares of Common Stock to be withheld shall be based upon the Fair Market Value of the shares on the date of withholding.

(b)	Notwithstanding Paragraph 9(a) above, if the Participant elects, and the Committee agrees, the Company’s withholding obligations may instead be satisfied as follows:

(i)	the Participant may direct the Company to withhold cash that is otherwise payable to the Participant;

(ii)	the Participant may deliver to the Company a sufficient number of shares of Common Stock then owned by the Participant to satisfy the Company’s withholding obligations, based on the Fair Market Value of the shares as of the date of withholding;

(iii)	the Participant may deliver sufficient cash to the Company to satisfy its withholding obligations; or

(iv)	any combination of the alternatives described in Paragraphs 9(b)(i) through 9(b)(iii) above.

(c)	Authorization of the Participant to the Company to withhold taxes pursuant to one or more of the alternatives described in Paragraph 9(b) above must be in a form and content acceptable to the Committee. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any shares pursuant to this Agreement. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid.

10. Governing Law. This Award Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

11. Definitions. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Award Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand as of the day and year first above written.

HERCULES OFFSHORE, INC.

By:
Name:	James W. Noe
Title:	Senior Vice President, General Counsel and Chief Compliance Officer
Date:

PARTICIPANT

Name:
Name:	Participant Name
Date:

Annex A

Change of Control. For the purpose of this Agreement, a “Change of Control” shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A or Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act that serve similar purposes, in each case whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change of control shall be deemed to have occurred if:

(i) any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Company or its Subsidiaries) representing 20% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Agreement the term “person” shall not include (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and provided, further, however, that for purposes of this paragraph (i), there shall be excluded any person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office and voting on the matter who were either directors on the date hereof or whose appointment, election or nomination for election was previously so approved;

(iii) there is consummated a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation (an “Excluded Transaction”); or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company, or there is consummated the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (other than to the Company or one or more Subsidiaries of the Company).